Kohl's Corporation Reports Financial Results

MENOMONEE FALLS, Wis.--(BUSINESS WIRE)--February 23, 2017-- Kohl’s Corporation (NYSE:KSS) today reported results for the quarter and year ended January 28, 2017.

	Three Months			Twelve Months
($ in millions)	2016	2015	Change	2016	2015	Change
Total sales	$6,205	$6,387	(2.8)%	$18,686	$19,204	(2.7)%
Comparable store sales			(2.2)%			(2.4)%
Gross margin	33.4%	33.1%	33 bp	36.1%	36.1%	(6) bp
Selling, general, and administrative expenses	$1,360	$1,332	2%	$4,435	$4,452	—%
Reported
Net income	$252	$296	(15)%	$556	$673	(17)%
Diluted earnings per share	$1.44	$1.58	(9)%	$3.11	$3.46	(10)%
Excluding non-recurring items*
Net income	$252	$296	(15)%	$673	$781	(14)%
Diluted earnings per share	$1.44	$1.58	(9)%	$3.76	$4.01	(6)%
*Excludes Impairments, store closing and other costs in 2016 and Loss on extinguishment of debt in 2015.

Kevin Mansell, Kohl's chairman, chief executive officer and president, said, “Sales results were weak for the quarter in total, driven by declines in brick and mortar traffic, and offset somewhat by strength in online demand. We saw improvement in merchandise margin, and our team continued to manage inventory and expenses extremely well. In 2017, we will accelerate our focus on becoming the destination for active and wellness with the launch of Under Armour in early March. We will also extend our efforts on improving our speed to market across all of our proprietary brands into all apparel areas and home.”

Dividend
On February 22, 2017, Kohl's Board of Directors declared a quarterly cash dividend on the Company's common stock of $0.55 per share, a 10% increase over its prior dividend. The dividend is payable March 22, 2017 to shareholders of record at the close of business on March 8, 2017.

Store Update
Kohl's ended the fiscal year with 1,154 Kohl's stores in 49 states. During 2016, the Company:

•	Opened 9 small format Kohl's stores

•	Closed 19 Kohl's stores

•	Opened two Off/Aisle locations

•	Opened 12 FILA outlets

Initial 2017 Earnings Guidance
The Company expects earnings per diluted share of $3.50 to $3.80 for fiscal 2017. This guidance is based on the following assumptions:

•	Total sales change of (1.3)% to 0.7% which includes sales of approximately $160 million in the 53rd week.

•	Comparable sales change of (2)% to 0%

•	Gross margin as a percentage of sales to increase 10 to 15 basis points over 2016

•
SG&A dollars to increase 0.5% to 2% over 2016. Excluding the 53rd week in 2017, the Company expects SG&A dollars to increase 0% to 1.5%. SG&A dollars in the 53rd week are expected to be approximately $25 million.

•	Depreciation expense of $960 million

•	Interest expense of $300 million

•	Effective tax rate of 37.5%

•	$350 million in share repurchases

•	Capital expenditures of $700 million

Fourth Quarter 2016 Earnings Conference Call
Kohl's will host its quarterly earnings conference call at 8:30 am ET on February 23, 2017. The phone number for the conference call is (800) 230-1074. Replays of the call will be available for 30 days by dialing (800) 475-6701.  The conference ID is 386532. The conference call and replays are also accessible via the Company's web site at http://corporate.kohls.com/investors/events-and-presentations.

Cautionary Statement Regarding Forward-Looking Information
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including 2017 earnings guidance. Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Item 1A in Kohl's Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

About Kohl's
Kohl’s (NYSE: KSS) is a leading omnichannel retailer with more than 1,100 stores in 49 states. With a commitment to inspiring and empowering families to lead fulfilled lives, Kohl’s offers amazing national and exclusive brands, incredible savings and an easy shopping experience in our stores, online at Kohls.com and on Kohl's mobile app. Throughout its history, Kohl's has given nearly $600 million to support communities nationwide. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community and how to join our winning team, visit Corporate.Kohls.com

Contacts
Investor Relations:
Wes McDonald, Chief Financial Officer, (262) 703-1893

Media:
Jen Johnson, VP, Corporate Communications, (262) 703-5241

KOHL’S CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months		Twelve Months
(Dollars in Millions, Except per Share Data)	Jan 28, 2017	Jan 30, 2016	Jan 28, 2017	Jan 30, 2016
Net sales	$6,205	$6,387	$18,686	$19,204
Cost of merchandise sold	4,133	4,275	11,944	12,265
Gross margin	2,072	2,112	6,742	6,939
As a percent of net sales	33.4%	33.1%	36.1%	36.1%
Operating expenses:
Selling, general, and administrative	1,360	1,332	4,435	4,452
As a percent of net sales	21.9%	20.9%	23.7%	23.2%
Depreciation and amortization	239	239	938	934
Impairments, store closing and other costs	—	—	186	—
Operating income	473	541	1,183	1,553
Interest expense, net	75	79	308	327
Loss on extinguishment of debt	—	—	—	169
Income before income taxes	398	462	875	1,057
Provision for income taxes	146	166	319	384
Net income	$252	$296	$556	$673

Average number of shares:
Basic	174	187	178	193
Diluted	175	187	179	195

Net income per share:
Basic	$1.45	$1.58	$3.12	$3.48
Diluted	$1.44	$1.58	$3.11	$3.46

Excluding non-recurring items*:
Net income	$252	$296	$673	$781
Diluted net income per share	$1.44	$1.58	$3.76	$4.01
*Excludes Impairments, store closing and other costs in 2016 and Loss on extinguishment of debt in 2015.

KOHL’S CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Dollars in Millions)	January 28, 2017	January 30, 2016
Assets
Current assets:
Cash and cash equivalents	$1,074	$707
Merchandise inventories	3,795	4,038
Other	378	331
Total current assets	5,247	5,076
Property and equipment, net	8,103	8,308
Other assets	224	222
Total assets	$13,574	$13,606

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$1,507	$1,251
Accrued liabilities	1,224	1,206
Income taxes payable	112	130
Current portion of capital lease and financing obligations	131	127
Total current liabilities	2,974	2,714
Long-term debt	2,795	2,792
Capital lease and financing obligations	1,685	1,789
Deferred income taxes	272	257
Other long-term liabilities	671	563
Shareholders' equity	5,177	5,491
Total liabilities and shareholders' equity	$13,574	$13,606

KOHL’S CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

(Dollars in Millions)	2016	2015
Operating activities
Net income	$556	$673
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	938	934
Excess tax benefits from share-based compensation	(5)	(10)
Share-based compensation	41	48
Deferred income taxes	13	(38)
Loss on extinguishment of debt	—	169
Impairments, store closing and other costs	57	—
Other non-cash revenues and expenses	30	24
Changes in operating assets and liabilities:
Merchandise inventories	249	(215)
Other current and long-term assets	(45)	43
Accounts payable	256	(260)
Accrued and other long-term liabilities	81	53
Income taxes	(23)	53
Net cash provided by operating activities	2,148	1,474
Investing activities
Acquisition of property and equipment	(768)	(690)
Other	12	9
Net cash used in investing activities	(756)	(681)
Financing activities
Treasury stock purchases	(557)	(1,001)
Shares withheld for restricted shares	(17)	(27)
Dividends paid	(358)	(349)
Proceeds from issuance of debt	—	1,088
Reduction of long-term borrowings	—	(1,085)
Premium paid on redemption of debt	—	(163)
Proceeds from financing obligations	11	1
Capital lease and financing obligation payments	(127)	(114)
Proceeds from stock option exercises	18	147
Excess tax benefits from share-based compensation	5	10
Net cash used in financing activities	(1,025)	(1,493)
Net increase (decrease) in cash and cash equivalents	367	(700)
Cash and cash equivalents at beginning of period	707	1,407
Cash and cash equivalents at end of period	$1,074	$707